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                                                                   Exhibit 10.53



        RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the "Agreement") is entered into as of the 14th day of July, 1997, by and between, Value City Department Stores, Inc., an Ohio corporation (the "Company") and Martin P. Doolan, an officer of the Company (the "Employee").

        Recitals

The Company desires to provide the Employee with an ownership interest and an incentive to contribute to the growth and profits of the Company.

        Agreement

1. Issue of Restricted Stock. In consideration of the Employee's employment by the Company, the Company hereby agrees to deliver to Employee or, at Employee's sole discretion, the Doolan Family First Limited Partnership (the "Family Partnership"), Seventy Five Thousand (75,000) common shares of the Company (the "Shares"), subject to all of the terms and conditions set forth in this Agreement. If the Shares are delivered to the Family partnership, the Family Partnership's ownership of the Shares will continue to be subject to the risk of forfeiture and vesting provisions of this Agreement applicable to the Employee. The Company shall cause a certificate or certificates for the Shares to be issued in the Employee's name and the Employee shall thereupon be a shareholder of the Company with respect to all of the Shares represented by such certificate or certificates and shall have all of the rights of a shareholder with respect to the Shares, including the right to vote the Shares and to receive all dividends and other distributions paid with respect to the Shares; provided, however, that the Shares shall be subject to the restrictions hereinafter described. Certificates representing Shares shall be imprinted, in conspicuous type, with the following legend:

THE SALE, EXCHANGE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY INTEREST THEREIN IS RESTRICTED BY AN AGREEMENT DATED AS OF JULY 14, 1997, A COPY OF WHICH IS LOCATED AT THE OFFICE OF THE SECRETARY OF THE CORPORATION. THE SECRETARY OF THE CORPORATION WILL MAIL WITHOUT CHARGE TO A SHAREHOLDER, WITHIN FIVE DAYS AFTER WRITTEN REQUEST THEREFOR FROM SUCH SHAREHOLDER, A COPY OF SUCH AGREEMENT.

Delivery of the Shares shall occur as soon as practicable.


2. Escrow Agent. The Employee shall, immediately upon receipt of the certificate or certificates for the Shares, deposit such certificate or certificates together with a stock power or other instrument of transfer, appropriately endorsed in blank, with Irwin A. Bain, or his designee, as escrow agent (the "Escrow Agent"). Any expenses of such escrow shall be borne by the Company. The Escrow Agent shall hold the certificate or certificates for the Shares until the restrictions hereinafter set forth in Section 3 are satisfied. On each anniversary of the Effective


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Date during the Restricted Period (as those terms are defined in Section 3), the Escrow Agent shall release to the Employee a certificate or certificates representing the appropriate Vested Percentage of the Shares, as determined in accordance with Section 3, without the legend set forth in Section 1 (but with the legend set forth in Section 6).

3. Restrictions. Commencing on July 14, 1997 (the "Effective Date") and ending on the fifth anniversary of the Effective Date (the "Restricted Period"), the Employee shall not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any legal or beneficial ownership interest in the Shares; provided, however, that, subject to Section 6 of this Agreement, the Employee may sell, exchange, transfer, pledge, hypothecate or otherwise dispose of the Shares to the extent of the percentage of the Shares which have vested (the "Vested Percentage"), based upon the Employee's continuous employment by the Company, on a full-time basis, as determined in accordance with the following schedule:

Years of Continuous
Employment by the
Company After
Effective Date                  Vested Percentage

1                               20%
2                               40%
3                               60%
4                               80%
5                               100%

To the extent that the Shares vest during the Restricted Period, then as to such vested Shares the restrictions of this Section 3 shall lapse.

4. Termination of Employment.

(a) If the Company's full-time employment of Employee should be terminated voluntarily by Employee, unless for good reason (as defined in Section 6.4.3. of the Employment Agreement dated July 14, 1997 between the Company and Employee (the "Employment Agreement")) at any time prior to the end of the Restricted Period or should the Company terminate Employee for cause (as defined in Section 6.3.3. of the Employment Agreement) at any time prior to the end of the Restricted Period, all of the Shares which have not previously vested, based upon the Employee's Vested Percentage, shall be forfeited by the Employee and the certificate or certificates for such Shares shall be delivered to the Company by the Escrow Agent upon the Escrow Agent's receipt of written notice from the Company of such termination. Employee hereby appoints the Company as his attorney-in-fact to transfer any of such forfeited shares on the books of the Company.


(b) If the Company's employment of Employee is terminated otherwise than (i) voluntarily by the Employee, unless for good reason by Employee (as defined in Section 6.4.3. of the


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Employment Agreement), or (ii) for cause by the Company (as defined in Section
6.4.3. of the Employment Agreement), including as a result of Employee's death or disability or the Company's nonrenewal of Executive's employment agreement (unless for cause), 100% of the Shares shall vest and Employee, Employee's personal representative or the person or persons to whom his rights pass by will or the laws of descent and distribution may sell, exchange, transfer, pledge, hypothecate or otherwise dispose of the Shares without reference to the restrictions set forth in Section 3 (but subject, to the extent then applicable, to the restrictions set forth in Section 6). Upon written notice from the Company of such an event, the Escrow Agent shall release to Employee or Employee's legal representative or beneficiary all of the certificates representing the Shares without the legend set forth in Section 1.

5.  Reorganization.

(a) If shares of common stock of the Company should, as a result of a stock split, stock dividend, combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of Shares shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

(b) If, as a result of one of the events set forth in paragraph (a) of this
Section 5, the Employee shall, as owner of the Shares, be entitled to new or additional or different shares of stock or securities, the certificate or certificates therefor, or other evidences of such new or additional or different shares or securities, shall be imprinted with the legends set forth in Sections 1 and 6, and together with a stock power or other instrument of transfer appropriately endorsed, shall be deposited by Employee with the Escrow Agent, and all the provisions of this Agreement shall be applicable to such new or additional or different shares or securities to the extent applicable to the Shares.

6. Securities Laws Compliance. Employee understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act") and are, therefore, "restricted shares" within the meaning of Rule 144 of the Securities and Exchange Commission ("SEC"). Employee further understands that, regardless of the termination of the Restricted Period and the vesting provisions set forth in Section 3, he may not sell or otherwise dispose of the Shares unless they are registered under the Act and any applicable state securities law or an exemption from such registration is available. Employee therefore agrees that the certificate or certificates for the Shares delivered to him pursuant to Section 3 shall bear the following legend:


THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF UNLESS THEY ARE SO REGISTERED OR UNLESS, IN THE OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION, AN EXEMPTION FROM THE REQUIREMENT


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FOR SUCH REGISTRATION IS AVAILABLE.

Employee agrees that he will advise the Secretary of the Company prior to any sale or other transfer of the Shares.

7. Withholding Taxes. The Company shall have the right to require the Employee to remit to the Company, or to withhold from other amounts payable to the Employee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements.

8. No Contract of Employment. Nothing in this Agreement shall confer on the Employee any right to continue in the service of the Company or interfere with the right of the Company to terminate at will such Employee's employment or other services at any time. This Agreement shall in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company and the Employee. The Shares and the Vested Percentage shall not be affected by any change of duties or position as long as the Employee continues to be employed on a full-time basis by the Company.

9. Notices. All notices required pursuant to this Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, (a) if to the Company, at its principal office, Attn:
Legal Department; (b) if to the Escrow Agent, to Irwin Bain, Esq., at 1800 Moler Road, Columbus, Ohio 43207; or (c) if to Employee, to Employee's last known address on the personnel records of the Company.

10. General. This Agreement shall be construed as a contract under the laws of the State of Ohio, without reference to its choice of law rules. It may be executed in several counterparts, all of which shall constitute one agreement. It shall bind and benefit the parties and their respective successors, assigns, heirs and legal representatives.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

VALUE CITY DEPARTMENT STORES, INC.                      EMPLOYEE:


By:
Jay L. Schottenstein, Chairman                          Martin P. Doolan


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